FY 2006 Company-wide Profit Sharing Plan

The following profit sharing plan is effective as of September 25, 2005 through September 30, 2006.

Plan Objectives

The overall objective of the profit sharing plan is to provide all eligible employees with an opportunity to share in the company's success and to reinforce our desire to work toward measurable goals.

Performance Measures

The performance goal for Fiscal Year 2006 is the Operating Profit of GMCR. The performance measures, along with the details of this plan, will be reviewed on an annual basis. The Chief Financial Officer determined the target number with guidance from the Senior Leadership Team. See Schedule A for details on target performance measures.

Award Opportunities

Bonus payments are calculated on an annualized equivalent of base pay only. Overtime and other differentials or adjustments are not included in the calculation. For part time employees the calculation will be based on average hours worked per week.

Award payout opportunities will be determined based on the following group criteria.
Bonus Group	Description	Payout Opportunity
Group A	Full-time and Part-time, Non-exempt & Exempt Employees	5% of Base Salary Paid Quarterly based on Quarterly & Year End Goals * Q1 -- 20 % Q2 -- 20 % Q3 -- 20 % Q4 / Year End -- 40%
Group B

Key Management Team -- Employees reporting to a Senior Leadership Team Member with broad organizational impact, or employees with broad impact on the success of the organization identified by the President and Vice President of Human Resources & Organizational Development

5% of Base Salary Paid Annually based on Year End Goal Year End -- 100%
Group C	Executive Management Team -- Executive Leadership Team and Senior Leadership Team Members	5% of Base Salary Paid Annually based on Year End Goal Year End -- 100%

* Quarterly targets must be met at 100% in order to receive payout.

Group A will be eligible for quarterly payouts if quarter targets are met at 100%. They will be eligible for year-end threshold and multiplier opportunities.

Group B and C will not be eligible for quarterly payouts. They will be eligible for year-end threshold and multiplier opportunities.

Year End Threshold -- there will be a year-end threshold, or point at which payments begin, which is set forth on Schedule A. There will be no year-end payout below the 95% target. The threshold is not available on any quarterly payouts.

Year End Multiplier -- there will be a year-end multiplier for achievement above the operating profit target, which is set forth on Schedule A.

Program Eligibility and Employment Changes

Participation in this plan is not a guarantee of employment for any specified period of time, and the company reserves the right to dismiss or discharge any participant at any time.

New Hires -- must be employed since the beginning of the Quarter being paid to receive award.

Q1 Payout -- employed prior to September 25, 2005

Q2 Payout -- employed prior to January 15, 2006

Q3 Payout -- employed prior to April 9, 2006

Q4 Payout -- employed prior to July 2, 2006

Leave of Absence, Disability, or Death -- award prorated based on active time at work during the quarter in which leave is taken.

Corrective Action Plans -- an employee on a formal corrective action plan will not be eligible for award payments at any time during the quarter.

Voluntary Termination -- award forfeited except in case of death, disability, or retirement. Must be active status and on payroll on date award is paid to receive payment.

Involuntary Termination or Layoff -- if termination occurs after the end of the plan year, but before payout, no award is paid. Must be active status and on payroll on date award is paid to receive payment.

Program Exceptions & Authority

The company reserves the rights to amend, modify, and revoke the plan, in whole or in part, at any time. The authority to make changes to the plan rests jointly with the Chief Financial Officer and the Vice President of Human Resources.

Plan Administration

The Finance Department will utilize the Continued Operations Profit and Loss Statement to determine achievement to the target and is responsible for calculating results of the profit sharing plan each quarter and assuring an accrual rate is maintained.

The calculations will be based on the Operating Profit number and employees' base pay on the last day of the quarter.